Exhibit 99.1

Techpoint, Inc. announces dividend

December 17, 2024

San Jose, CA. — (Business Wire) —

On December 17, 2024, Techpoint, Inc. announced that on December 16, 2024, its board of directors declared its cash dividend of an aggregate of $0.50 per share for fiscal 2025, payable in two equal installments of $0.25 per share. The first installment of the dividend is payable to stockholders of record as of the close of business on January 31, 2025. The payment date for the first installment on its shares of common stock (including common stock underlying its Japanese Depositary Shares (JDS)) will be on or around February 14, 2025. The second installment of the dividend is currently anticipated to be paid in the third fiscal quarter of 2025, subject to the discretion of Techpoint’s board of directors and in accordance with applicable law. Techpoint’s board of directors reserves the right to cancel dividend payments prior to the applicable payment date in its discretion.

The timing for receipt of the dividend payments by individual holders of Techpoint’s common stock and JDS will vary due to the payment process for JDS holders. The amount paid to JDS holders will be reduced by any applicable U.S. withholding income tax, and then converted into Japanese Yen. Once the dividend is converted into Japanese Yen, a distribution payment fee and any additional local taxes will be paid from the distribution amount. As a result, the net amount of the first dividend installment that is ultimately received by JDS holders will be less than $0.25 per JDS. Techpoint anticipates that JDS holders will be paid the first installment of the fiscal 2025 dividend in late-March of 2025. The payment will be made in accordance with and subject to the terms of the Trust Agreement dated August 31, 2017, between Techpoint; Mizuho Securities Co., Ltd.; Mitsubishi UFJ Trust and Banking Corporation; and The Master Trust Bank of Japan, Ltd., which agreement governs the rights of JDS holders.

Techpoint’s board of directors previously adopted a dividend policy to link dividend payments to business performance on an ongoing basis. The amount to be paid in future dividends will be reviewed by the board of directors, with an aggregate dividend target amount for each fiscal year equal to approximately 50% of Techpoint’s annual non-GAAP net income1 for the prior fiscal year. This policy can be modified or terminated at any time at the discretion of Techpoint’s board of directors.

About Techpoint

Techpoint, Inc. (Tokyo Stock Exchange “6697.T”) is a fabless semiconductor company developing proprietary high-definition video connectivity technology targeting high-definition video surveillance systems and automotive infotainment systems. Techpoint aims to address the growing needs of the next generation high-definition video markets. With design centers in the U.S., as well as offices in Taiwan, Korea, China, and Japan, Techpoint has achieved cutting edge technology in its target markets.

Forward-Looking Statements

The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting our business.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements, including timing of distribution of dividend payments; and our future plans to declare dividends, including frequency and amount of payments. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: our future financial performance, including our revenue, cost of sales and operating expenses; the need to address the many challenges facing our business; sales and overall market conditions; the competitive pressures we face; risks associated with executing our strategy; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in our filings with the Securities and Exchange Commission (“SEC”), including our most recent Annual Report on Form 10-K filed with the SEC and subsequent filings with the SEC. We do not intend to update or alter our forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law or regulation.

[1]Non-GAAP net income is defined as net income, excluding stock-based compensation expense and related income tax benefit.

For more information, contact:

Fumihiro Kozato

Techpoint, Inc.

408-324-0588

www.techpoint.co.jp